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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statements of Waban Inc. on Form S-8 (File Nos. 33-29473, 33-40155, 33-60335 and 33-
60337) of our reports dated February 25, 1997, except as to the information presented in Note L, for which the date is April 2, 1997, on our audits of the consolidated financial statements and financial statement schedule of Waban Inc. as of January 25, 1997 and January 27, 1996, and for the three years ended January 25, 1997, January 27, 1996 and January 28, 1995, which reports are included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 18, 1997